EXHIBIT 99.1

                                LICENSE AGREEMENT

     * Represents language that is redacted and subject to confidential treatment

         This LICENSE AGREEMENT is made as of the 1st day of August, 1991 by and between THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA, a nonprofit corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "University"), and GENTA INCORPORATED, a corporation organized and existing under the laws of Delaware ("Licensee").

                                 R E C I T A L S

         A. The University is the owner of certain patent applications and other technology relating to antisense oligonucleotides developed by Dr. John C. Reed, a faculty member of the University; and

         B. Licensee desires to acquire certain rights and licenses with respect to the patent applications and technology relating to antisense oligonucleotides developed by Dr. Reed, as more fully provided herein.

         C. Licensee further desires to fund continued research by Dr. Reed relating to antisense oligonucleotides and has entered into a Sponsored Research Agreement with the University dated as of August 1, 1991 (the "Research Agreement"); and

         D. Licensee has received an option in the Research Agreement to acquire certain rights and licenses with respect to technology developed during the term of the Research Agreement, on terms substantially similar to those set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          1.1 The following terms, as used herein, shall have the following meanings:

         "Affiliate" means, when used with reference to Licensee, any person directly or indirectly controlling, controlled by or under common control with Licensee. For purposes of this Agreement, "control" means the direct or indirect ownership of over 50% of the outstanding voting securities of an entity, or the right to receive over 50% of the profits or earnings of a person, or the right to control the policy decisions of a person.


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         "Bankruptcy Event" means the person in question becomes insolvent, or voluntary or involuntary proceedings by or against such person are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for such person, or proceedings are instituted by or against such person for corporate reorganization or the dissolution of such person, which proceedings, if involuntary, shall not have been dismissed within ninety (90) days after the date of filing, or such person makes an assignment for the benefit of creditors, or substantially all of the assets of such person are seized or attached and not released within ninety (90) days thereafter.

         "Calendar Quarter" means each three-month period, or any portion thereof, beginning on January 1, April 1, July 1 and October 1.

         "Confidential Information" means (i) the Technical Information, (ii) any other information or material in tangible form that is marked as confidential or proprietary by the furnishing party at the time it is delivered to the receiving party, (iii) information that is furnished orally if the furnishing party identifies such information as confidential or proprietary when it is disclosed and promptly confirms such designation in writing after such disclosure, and (iv) in the event the Principal Investigator under the Research Agreement signs Licensee's confidentiality agreement included as Attachment C to the Research Agreement, the information designated as confidential information pursuant to the terms and conditions stated therein.

         "Effective Date" means the first date when the University and Licensee have executed this Agreement and Licensee has paid the fee specified in Section
3.1 hereof.

         "Federal Government Interest" means the rights of the United States Government under Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. ss.ss. 200-212, and any regulations issued thereunder, as such statute or regulations may be amended from time to time hereafter.

         "Field" means technology related to antisense oligonucleotides.

         "Licensed Patents" means (i) United States Patent Application, Serial No 288,692 , "Anti-Sense Oligonucleotides for Inhibiting the Growth of Lymphema and Leukemia Cells"; (ii) all patent applications filed for University Inventions or Joint Inventions (as defined in the Research Agreement) for which Licensee has exercised its option to license and has licensed from the University pursuant to Section 5.4 of the Research Agreement; (iii) all patents issuing upon the foregoing applications in (i) and (ii); (iv) all continuations, continuations-in-part, additions, divisions, renewals, extensions, reexaminations and reissues of any of the foregoing in (i) and (ii) claiming inventions in the Field; and (v) all United States and foreign counterparts of any of the foregoing in (i) and (ii).

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         "Licensed Product(s)" means and includes all products the manufacture, composition, use, sale or other disposition of which (i) is subject to a claim of a Licensed Patent or (ii) uses or incorporates any of the Technical Information.

         "Licensed Technology" means the Licensed Patents and the Technical Information.

         "Net Sales Price" means the gross amount charged by Licensee for the sale of a Licensed Product, net of returns and credits for rejected goods, and after deducting (i) trade, quantity and cash discounts actually allowed, (ii) sales, use or other similar taxes (including foreign government withholding), the legal incidence of which is on Licensee, and (iii) freight allowances, insurance and customs duties for the Licensed Product. If a Licensed Product is sold for consideration other than solely cash, the fair market value of such other consideration shall be included in the Net Sales Price.

         "Person" or "person" means any corporation, partnership, joint venture or natural person.

         "Sale", "sale" or any variation thereof means the sale, assignment, lease or other disposition of a Licensed Product by Licensee to a non-Affiliate. A Licensed Product shall be deemed to have been sold for purposes of calculating royalties under Article III hereof upon the first to occur of the following: (i) the transfer of title in the Licensed Product from Licensee to a non-Affiliate; or (ii) shipment of the Licensed Product from the manufacturing facilities of Licensee to a non-Affiliate.

         "Technical Information" means and includes all technical information, trade secrets, developments, discoveries, know-how, methods, techniques, formulae, processes and other information developed by Dr. Reed that the University owns or possesses on the date hereof and that relates to the use of antisense oligonucleotides in the Field, or which are developed under the Research Agreement and are related to University Inventions or Joint Inventions, including by way of illustration and not limitation, designs, data, drawings, documents, models, and other similar information. "Technical Information" shall exclude any of the foregoing that are included in a claim of the Licensed Patents.

         "Valid Claim" means a claim of an issued and unexpired patent included within the Licensed Patents that has not been withdrawn, canceled or disclaimed or held invalid or unenforceable by a court or governmental authority of competent jurisdiction in an unappealed or unappealable decision, or a claim of a pending patent application included within the Licensed Patents, which patent application was filed in good faith and has not been abandoned or finally disallowed.

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                                   ARTICLE II
                                GRANT OF LICENSE

         2.1      Grant of License.

         (a) Subject to the terms and conditions contained in this Agreement, the University hereby grants to Licensee an exclusive, worldwide, royalty-bearing right and license (including the right to sublicense) to make, have made, use, and sell the Licensed Products in the Field and to practice under the Licensed Patents and use the Technical Information in connection therewith.

         (b) The University reserves the right to practice the Licensed Patents and to use the Technical Information for non-commercial research and educational purposes.

         2.2 Right to Sublicense. Licensee shall have the right to sublicense to any third party the rights conferred upon Licensee under this Agreement, subject to the following conditions:

         (a) Licensee shall forward to the University, within thirty (30) days after execution, a complete and accurate written copy of the relevant provisions of each such sublicense granted hereunder;

         (b) In each such sublicense, the sublicensee shall acknowledge that it is subject to the terms and conditions of the license granted to Licensee under this Agreement, and that any sub-sublicensee of a sublicensee similarly shall be bound by this Agreement.

         (c) Notwithstanding any such sublicense, Licensee shall remain primarily liable to the University for all of Licensee's duties and obligations contained in this Agreement, and any act or omission of a sublicensee which would be a material breach of this Agreement if performed by Licensee shall be deemed to be a breach by Licensee of this Agreement;

         (d) If Licensee becomes subject to a Bankruptcy Event, all payments then or thereafter due and owing to Licensee from its sublicensees shall, to the extent allowable by applicable law and upon notice from the University to any such sublicensee, become payable directly to the University for the account of Licensee; provided, however, that the University shall remit to Licensee the amount by which such payments exceed the amounts owed by Licensee to the University.

         2.3 No Rights by Implication. No rights or licenses with respect to the Licensed Technology are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this Agreement.

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         2.4 Federal Government Interest. Licensee acknowledges that in accordance with the Federal Government Interest, the United States Government retains certain rights in inventions funded in whole or in part under any contract, grant or similar agreement with a Federal agency. The license to the Licensed Technology granted under this Article II is expressly subject to all of such rights.

                                   ARTICLE III
                                    ROYALTIES

         3.1 License Fee. In consideration of the license granted hereunder, Licensee shall pay to the University upon execution of this Agreement, a one-time nonrefundable license fee of $10,000. This license fee shall be in addition to the royalties payable pursuant to this Agreement and shall not be credited against or otherwise reduce future royalties.

         3.2 Royalties. In further consideration of the rights and licenses granted hereunder, Licensee shall pay to the University the following royalties:

         (a) a royalty of * of the Net Sales Price of all Licensed Products sold in a country in which the manufacture, use or sale of such Licensed Product is subject to a Valid Claim of the Licensed Patents in such country; and

         (b) a royalty of * of the Net Sales Price of all Licensed Products the manufacture, use or sale of which uses or incorporates any Technical Information.

         Sales of any Licensed Product shall be subject to the highest royalty applicable under this Section 3.2, but shall not be subject to more than one royalty, regardless of the number of Licensed Patents or components of Technical Information applicable to such Licensed Product.

         3.3 Other Compensation. In addition to the royalties payable under
Section 3.2 hereof, Licensee shall pay to the University the following amounts:

         (a) a royalty of * of all royalties, license fees, advances (other than research funding) and other payments of compensation (however characterized) received by Licensee solely and directly in consideration for the sublicense of any of Licensee's rights granted hereunder. Each such payment by a sublicensee to Licensee (including partial payments) shall be subject to royalty under this Agreement. Any noncash consideration received by Licensee shall be valued at its fair market value as of the date of receipt. Licensee shall not owe royalties to the University on the amount of any sponsored research funding or milestone payments resulting from the progress of research and development received from a sublicensee.

         (b) a diligence fee of (i) one hundred thousand dollars ($100,000), payable annually on each of the first, second and third anniversaries of the effective date of this Agreement, or (ii) three hundred fifty thousand dollars

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($350,000), payable during the three-year period following the effective date of the Agreement at such times as the parties may mutually agree (hereinafter referred to collectively as the "Diligence Payments"). With the prior written approval of the University, such payments may be made to the University either in cash or in kind, or both. The value of any in kind payment shall be determined by prior mutual agreement of the University and Licensee.

         The Diligence Payments shall be used by the University solely to support the further development of the Licensed Technology and any sums paid by Licensee under the Research Agreement shall be fully creditable against the Diligence Payments. In the event the Research Agreement is terminated pursuant to its terms, then Licensee may elect to spend the Diligence Payments to fund further development of the Licensed Technology by a third party which Licensee reasonably determines is best able to develop the Licensed Technology.

         3.4 Minimum Royalties. Licensee shall pay to the University as a nonrefundable advance against royalties during the ensuing year, minimum annual royalties on the following dates in the corresponding amounts (the "Minimum Royalties"):

         Minimum Royalty                          Year Beginning
         ---------------                          --------------
             $10,000                   4th Anniversary of the Effective Date
             $15,000                   5th Anniversary of the Effective Date
             $20,000                   6th Anniversary of the Effective Date
             $25,000                   Each Anniversary of the Effective Date
                                       thereafter

         Minimum Royalties shall be available for credit against royalties only during the year in which such Minimum Royalties are paid and shall not be available for credit in any other year. Any payments made by Licensee to support research in the Field by the University shall be fully credited against Minimum Royalties due in the year such research payments are made.

         3.5 Sales to Federal Government. To the extent required by the Federal Government Interest, sales by Licensee to the United States Government shall not be subject to royalty.

         3.6 Payments. Royalties payable under Section 3.2 hereof shall be paid within sixty (60) days following the last day of the Calendar Quarter in which the royalties accrue, and royalties payable under Section 3.3(a) within ninety
(90) days following the last day of the Calendar Quarter in which the royalties accrue. After termination of this Agreement, the final royalty payment shall be made in accordance with the provisions of Section 9.4 hereof. Payments shall be deemed paid as of the day on which they are received at the account designated pursuant to Section 3.8.

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         3.7 Reports. Licensee shall deliver to the University within sixty (60)
days after the end of each Calendar Quarter a report, certified by the chief financial officer of Licensee, setting forth in reasonable detail the calculation of the royalties payable to the University for such Calendar
Quarter, including, without limitation, the Licensed Products sold by Licensee and any sublicensee in each country during such Calendar Quarter, the Net Sales Price thereof, all relevant compensation received from sublicensees, and the amount of Minimum Royalties available for credit for the corresponding Calendar Quarter.

         3.8      Currency, Place of Payment, Interest.

         (a) All dollar amounts referred to in this Agreement are expressed in United States dollars. All payments to the University under this Agreement shall be made in United States dollars (or other legal currency of the United States) by check payable to "The Trustees of the University of Pennsylvania."

         (b) If Licensee receives revenues from sales of Licensed Products in a currency other than United States dollars, royalties shall be converted into United States dollars at the conversion rate for the foreign currency as published in the eastern edition of The Wall Street Journal as of the last date of the Calendar Quarter. If at any time legal restrictions prevent the prompt remittance of part or all royalties by Licensee or any sublicensee with respect to any country where a Licensed Product is sold, Licensee or such sublicensee shall have the right and option to make such payments by depositing the amount thereof in local currency to the University's account in a bank or other depository in such country; provided, however, that if such legal restrictions are not removed within one (1) year after the date such account is established, Licensee then shall remit promptly to the University an amount in United States dollars equal to the deferred royalties held in such account. Upon receipt of these deferred royalties by the University, Licensee shall be entitled to transfer to its own account all corresponding amounts held on behalf of the University in the local bank or depository.

         (c) Amounts that are not paid when due shall accrue interest from the due date until paid, at a rate equal to the lesser of the prime rate as published in the eastern edition of The Wall Street Journal as of the last date of the Calendar Quarter when such amounts become due, plus two percent (2%), or the maximum interest rate allowed by applicable law. The University may treat unpaid payments as a breach of this Agreement in accordance with Section 9.2(a)(i) hereof notwithstanding the payment of interest.

         3.9 Records. Licensee will maintain, and will cause its sublicensees to maintain, complete and accurate books and records which enable the royalties payable hereunder to be verified. The records for each Calendar Quarter shall be maintained for three years after the submission of each report under Section 3.7 hereof. Upon reasonable prior notice to Licensee, the University and its accountants, which shall be reasonably acceptable to Licensee, shall have access to the books and records of Licensee and its sublicensees to conduct a review or

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audit thereof. Such access shall be available not more than once each calendar year, during normal business hours, and for two years after the expiration or termination of this Agreement. If the University determines that Licensee has underpaid royalties by 10% or more, Licensee will pay the costs and expenses of the University's accountant in connection with its review or audit.

         3.10 Duration of Royalty Obligations. Licensee's royalty obligations for a Licensed Product shall terminate on a country-by-country basis with the expiration of the last to expire Licensed Patent utilized by or in a Licensed Product in such country, or ten (10) years from the date of first commercial sale of a Licensed Product in such country in the event only unpatented Technical Information is utilized in or by such Licensed Product.

         3.11 Mandatory Licensing. In the event that Licensee is required by law, judgment or final order to acquire one or more royalty-bearing licenses from a third party in order to fully exercise in a given country the rights granted by the University hereunder, then Licensee shall be entitled to credit an amount equal to fifty percent (50%) of the royalties actually paid to such third party against royalties payable to the University under Section 3.2 hereof for Licensed Products sold in that country, provided however that for any calendar quarter such credits do not exceed fifty percent (50%) of the royalties payable to the University in such calendar quarter.

         3.12 Royalty Reduction. In the event Licensee must license rights from any other party in order to exercise rights granted by the University herein, then Licensee may credit against royalties due hereunder an amount equal to forty percent (40%) of the royalties paid by Licensee to such other party. In no event shall Licensee pay to the University in any calendar quarter less than fifty percent (50%) of the royalties due under Section 3.2(a) and 3.2(b) hereof.

         3.13 Cumulative Credits. Under no circumstances shall Licensee be entitled to receive credits against royalties payable to the University under
Section 3.2 hereof that, for any calendar quarter, exceed in the aggregate fifty percent (50%) of the royalties payable to the University under that section in such calendar quarter. This provision applies to any credits that Licensee may receive, without limitation, under Sections 3.4, 3.11, 3.12, 6.3 or 7.1(a) hereof.

                                   ARTICLE IV
                         CERTAIN OBLIGATIONS OF LICENSEE

         4.1      Licensee Efforts; Reporting.

         (a) Licensee shall use its good faith efforts to develop for commercial use and to market Licensed Products as soon as practicable, consistent with sound and reasonable business practices. In this connection, the parties acknowledge that the Licensed Technology has only recently been invented and that substantial additional effort, expense and time, as well as regulatory approval, will be required before manufacture and sales of any Licensed Product will be possible.

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         (b) Until the date of first commercial sale of Licensed Products,
Licensee shall provide the University on each June 1 and December 1 with written reports, setting forth in such detail as the University may reasonably request, the progress of the development, evaluation, testing and commercialization of the Licensed Products. Licensee also shall notify the University within thirty
(30) days after the first commercial sale of a Licensed Product.

         4.2      Compliance With Laws.

         (a) Licensee shall comply with all applicable prevailing laws, rules and regulations pertaining to the development, testing, manufacture, marketing and import or export of the Licensed Products. Without limiting the foregoing, Licensee acknowledges that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations, among other things, prohibit or require a license for the export of certain types of technical data to specified countries. Licensee will comply with all applicable United States laws and regulations controlling the export of commodities and technical data, and will be solely responsible for any violation thereof by Licensee or its sublicensees.

         (b) To the extent required by the Federal Government Interest, all Licensed Products to be used or sold in the United States shall be manufactured substantially in the United States, and Licensee shall take such actions as are necessary to assure that it and its sublicensees comply with the obligations imposed by this Section 4.2(b).

         4.3 Government Approvals. Licensee will be responsible for obtaining, at its cost and expense, all governmental approvals required to commercially market the Licensed Products.

         4.4 Patent Notices, etc. Licensee shall mark the Licensed Products sold in the United States with all applicable patent numbers. All Licensed Products shipped to and/or sold in other countries shall be marked and labeled in such a manner as to conform with all applicable laws of the country where the Licensed Products are sold.

         4.5 Security Interest. Solely so that the University may enforce the termination provisions set forth in Article IX hereof in the event of a Bankruptcy Event, and to the extent allowed by applicable law and in consideration of the license and other rights granted in this Agreement, Licensee hereby grants to the University a security interest in the Licensed Technology to secure performance of Licensee's obligations under this Agreement. Upon default by Licensee or if Licensee becomes subject to a Bankruptcy Event, the University shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Licensee shall execute any such instruments or documents as shall be required to evidence and perfect such security interest in any jurisdiction.

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                                    ARTICLE V
                         WARRANTIES AND REPRESENTATIONS

         5.1 Representations and Warranties of the University. The University represents and warrants to Licensee that: (a) this Agreement, when executed and delivered by the University, will be the legal, valid and binding obligation of the University, (b) the University has not granted rights in or to the Licensed Technology to any person other than Licensee, except to the extent provided by the Federal Government Interest; (c) the University has not received any written notice that the Licensed Technology infringes the proprietary rights of any third party; and (d) the University has received no written notice of any patent or other proprietary technology of the University other than the Licensed Patents and the Technical Information which would be required to make, have made, use and sell the Licensed Products and to practice under the Licensed Technology in connection therewith. However, the University gives no representation or warranty that any patent within the Licensed Patents will be granted or, if granted, that any such patent will be valid. The representations and warranties in clauses (b), (c), and (d) hereof are to the knowledge of the University, based upon conversations with certain officials of the University and Dr. Reed. The University has made no independent investigation, examination or review of the matters which are subject to the foregoing representations, other than a review of relevant files maintained in the University's Office of Corporate Programs & Technology.

         5.2 Representations and Warranties of Licensee. Licensee represents and warrants to the University as follows:

         (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to execute, deliver and perform this Agreement;

         (b) this Agreement, when executed and delivered by Licensee, will be the legal, valid and binding obligation of Licensee; and

         (c) the execution, delivery and performance of this Agreement by Licensee does not conflict with, or constitute a breach or default under, (i) the charter documents of Licensee, (ii) any state or federal law, order, judgment or governmental rule or regulation applicable to Licensee, or (iii) any provision of any material agreement, contract, commitment or instrument to which Licensee is a party; and the execution, delivery and performance of this Agreement by Licensee does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority.


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                                   ARTICLE VI
                   LIMITATION ON LIABILITY AND INDEMNIFICATION

         6.1 No Warranties; Limitation on Liability. EXCEPT AS EXPLICITLY SET FORTH IN SECTION 5.1 HEREOF, THE LICENSED TECHNOLOGY IS PROVIDED ON AN "AS IS" BASIS AND THE UNIVERSITY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED TECHNOLOGY OR THE LICENSED PRODUCTS. BY WAY OF EXAMPLE BUT NOT OF LIMITATION, THE UNIVERSITY MAKES NO REPRESENTATIONS OR WARRANTIES (i) OF COMMERCIAL UTILITY, (ii) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR (iii) THAT THE USE OF THE LICENSED TECHNOLOGY WILL NOT INFRINGE ANY PATENT, COPYRIGHT OR TRADEMARK OR OTHER PROPRIETARY OR PROPERTY RIGHTS OF OTHERS. THE UNIVERSITY SHALL NOT BE LIABLE TO LICENSEE, LICENSEE'S SUCCESSORS OR ASSIGNS OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIM ON ACCOUNT OF, OR ARISING FROM, THE USE OF INFORMATION IN CONNECTION WITH THE LICENSED TECHNOLOGY SUPPLIED HEREUNDER OR THE MANUFACTURE, USE OR SALE OF LICENSED PRODUCTS OR ANY OTHER MATERIAL OR ITEM DERIVED THEREFROM. THE UNIVERSITY SHALL NOT BE LIABLE TO LICENSEE OR ANY OTHER PERSON FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND INCURRED BY LICENSEE OR ANY OTHER PERSON WHETHER UNDER THIS AGREEMENT OR OTHERWISE, EVEN IF THE UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS.

         6.2 Licensee Indemnification. Licensee will indemnify and hold harmless the University, its trustees, officers, agents and employees (collectively, the "Indemnified Parties"), from and against any and all liability, loss, damage, action, claim or expense suffered or incurred by the Indemnified Parties (including reasonable attorney's fees) (individually, a "Liability" and collectively, the "Liabilities") which results from or arises out of (a) the development, use, manufacture, promotion, sale or other disposition of the Licensed Technology and any Licensed Products by Licensee, its Affiliates, assignees, sublicensees, vendors or other third parties; (b) breach by Licensee of any covenant or agreement contained in this Agreement or the Research Agreement; and (c) the successful enforcement by an Indemnified Party of its rights under this Section 6.2. The indemnification obligation under clause (a) shall apply regardless of any contributory negligence of the Indemnified Party. Without limiting the foregoing, Licensee will indemnify and hold harmless the Indemnified Parties from and against any Liabilities resulting from:

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         (i) any product liability or other claim of any kind related to the use by a third party of a Licensed Product that was manufactured, sold or otherwise disposed of by Licensee, its Affiliates, assignees, sublicensees, vendors or other third parties;

         (ii) a claim by a third party that the Licensed Technology or the design, composition, manufacture, use, sale or other disposition of any Licensed Product infringes or violates any patent, copyright, trademark or other intellectual property rights of such third party; and

         (iii) clinical trials or studies conducted by or on behalf of Licensee relating to the Licensed Products, including, without limitation, any claim by or on behalf of a human subject of any such clinical trial or study, any claim arising from the procedures specified in any protocol used in any such clinical trial or study, any claim of deviation, authorized or unauthorized, from the protocols of any such clinical trial or study, and any claim resulting from or arising out of the manufacture or quality control by a third party of any substance administered in any clinical trial or study.

         Notwithstanding anything in this Agreement or the Research Agreement to the contrary, the University shall indemnify Licensee, Licensee's employees, directors, officers, affiliates and agents for any claims for injuries to persons or damages which occur on University premises or premises under the exclusive control of the University during the conduct of research activities by the University under the Research Agreement.

         6.3 Procedures. The Indemnified Party shall promptly notify Licensee of any claim or action giving rise to a Liability subject to the provisions of
Section 6.2. Licensee shall have the right to defend any such claim or action, at its cost and expense. Licensee shall not settle or compromise any such claim or action in a manner that imposes any restrictions or obligations on the University or grants any rights to the Licensed Technology, without the University's written consent which consent shall not be unreasonably withheld. If Licensee fails or declines to assume the defense of any such claim or action within thirty (30) days after notice thereof, the University may assume the defense of such claim or action for the account and at the risk of Licensee, provided that Licensee is consulted as to such defense and prior to any settlement. Licensee shall pay promptly to the Indemnified Party any Liabilities to which the foregoing indemnity relates, as incurred. The indemnification rights of the University or other Indemnified Party contained herein are in addition to all other rights which such Indemnified Party may have at law or in equity or otherwise. Notwithstanding the foregoing, in the event of settlement, judgment or other final resolution of a claim by a third party under Section 6.2 (ii) hereof requiring Licensee to pay royalties to such third party for Licensed Products sold in a given country, Licensee shall have the right to credit such amounts against the royalties payable to the University under Section 3.2 for sales of Licensed Products in such country, provided however, that for any calendar quarter such credits do not exceed fifty percent (50%) of the royalties payable to the University in such calendar quarter.


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         6.4 Product Liability Insurance. Licensee shall purchase and maintain in effect and shall require its sublicensees to purchase and maintain in effect a policy of products liability insurance covering all claims with respect to Licensed Products manufactured or sold within the terms of any license granted hereunder, which policy shall: (i) be in such form and amount of coverage and written by such company as the University shall approve, (ii) provide that such policy is primary and not excess or contributory with regard to other insurance the University may have, (iii) provide at least 30 days notice to the University of cancellation, and (iv) include the University as an additional named insured. Licensee shall furnish a certificate of such insurance to the University on or before the date of first commercial sale of any Licensed Products. If Licensee and its sublicensees are unable to obtain such insurance at commercially reasonable rates, and Licensee establishes to the University's reasonable satisfaction that the general practice among U.S. manufacturers and distributors of biotechnology products at the time is not to carry product liability insurance, the Licensee shall, at its sole expense, make alternative arrangements, satisfactory to the University in the University's reasonable discretion, to assure the University that Licensee's indemnity under Article VI hereof will protect the University as fully as if Licensee had obtained the required insurance. Such alternative arrangements may include, by way of example, but not limitation, providing irrevocable letters of credit or similar financial guarantees of Licensee's indemnity obligation.

                                   ARTICLE VII
                            PATENTS AND INFRINGEMENT

         7.1      Prosecution of Patents.

         (a) The University shall be responsible for and shall control the preparation, prosecution and maintenance of the Licensed Patents and any other rights included in the Licensed Technology. Licensee shall reimburse the University for all reasonable documented expenses (including legal fees, filing and maintenance fees or other governmental charges) incurred subsequent to the date of this Agreement in connection with the filing, prosecution and maintenance of the Licensed Patents or other Licensed Technology. Licensee may credit such expenses against its royalty payments to the University under
Section 3.2 hereof, provided however, that for any calendar quarter, Licensee may not credit amounts in excess of fifty percent (50%) of the royalties payable for the calendar quarter to the University.

         (b) Licensee and the University shall mutually determine the countries where the Licensed Patents will be prosecuted and maintained. If Licensee declines to pay for patent prosecution and maintenance costs in any such mutually determined jurisdiction, the University may do so at its cost and expense but such patents shall be excluded from the definition of Licensed Patents.

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


         (c) If the University elects not to file, prosecute or maintain any patent or patent application included in the Licensed Patents, it shall notify Licensee at least sixty (60) days prior to taking, or not taking, any action which would result in abandonment, withdrawal, or lapse of such patent or patent application. Licensee shall then have the right to file, prosecute or maintain the patent or patent application at its own expense and such costs may be credited against royalties payable by Licensee under Section 3.2 hereof as provided in subsection (a) hereof.

         (d) Each party shall cooperate with the other party to execute all lawful papers and instruments and to make all rightful oaths and declarations as may be necessary in the preparation and prosecution of all such patents and other applications and protections referred to in this Section 7.1.

         7.2 Ownership. The University shall retain all right, title and interest in and to the Licensed Patents and other Licensed Technology, and any patents, copyrights and other protections related thereto, regardless of which party prepares, prosecutes or maintains the patents, copyrights or other protections related to the Licensed Technology, subject to the express license granted to Licensee under Article II hereof.

         7.3      Infringement by Third Party.

         (a) Each party will promptly notify the other party in writing of any infringement or possible infringement of any of the Licensed Patents or other Licensed Technology. Licensee shall have the right, but not the obligation, to prosecute such infringement at its own expense. In such event, the University shall cooperate with Licensee, at Licensee's expense. Licensee shall not settle or compromise any such suit in a manner that imposes any obligations or restrictions on the University or grants any rights to the Licensed Technology, without the University's written consent which consent shall not be unreasonably withheld.

         (b) If Licensee fails to prosecute such infringement within ninety (90) days after receiving written notice thereof, the University shall have the right, but not the obligation, to prosecute such infringement at its own expense. In such event, Licensee shall cooperate with the University, at the University's expense.

         (c) Any recovery obtained by the prosecuting party as a result of such proceeding, by settlement or otherwise, shall be applied first to the prosecuting party, in an amount equal to two times its costs and expenses of the litigation, with the remainder to be paid 50% to the University and 50% to the Licensee.

         7.4 Certain Notices. Licensee shall notify the University at least sixty (60) days before the Licensee uses or exports the Licensed Technology or any Licensed Product in or to any country outside of the United States, to allow the University to make any patent filings or to take other actions necessary to protect the Licensed Technology.

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


                                  ARTICLE VIII
                                 CONFIDENTIALITY

         8.1      Confidentiality.

     (a) For a five (5) year period from the effective date of this Agreement, Licensee and its sublicensees shall maintain in confidence and shall not disclose to any third party the Confidential Information received pursuant to this Agreement, without the prior written consent of the University. The foregoing obligation shall not apply to:

          (i) information that is known to Licensee or independently developed by Licensee prior to the time of disclosure, in each case, to the extent evidenced by written records promptly disclosed to the University upon receipt of the Confidential Information;

          (ii) information disclosed to Licensee by a third party that has a right to make such disclosure;

          (iii) information that becomes patented, published or otherwise part of the public domain as a result of acts by the University or a third person obtaining such information as a matter of right; or

          (iv) information that is required to be disclosed by order of the U.S. Food and Drug Administration or similar authority or a court of competent jurisdiction; provided that the parties shall use their best efforts to obtain confidential treatment of such information by the agency or court.

     (b) Licensee will take all reasonable steps to protect the Confidential Information of the University with the same degree of care Licensee uses to protect its own confidential or proprietary information. Without limiting the foregoing, Licensee shall ensure that all of its employees having access to the Confidential Information of the University are obligated to abide by Licensee's obligations hereunder.

     (c) The University shall not be obligated to accept any Confidential Information of the Licensee. If Licensee desires to furnish any such Confidential Information to any University personnel, Licensee may request such individual to sign a confidentiality agreement with Licensee in the form of Attachment C of the Research Agreement. The University bears no institutional responsibility for maintaining the confidentiality of any Confidential Information of Licensee.

         8.2      Publication.

         (a) Licensee acknowledges that the basic objective of research and development activities of the University is the generation of new knowledge and its expeditious dissemination. To further that objective, the University retains the right, at its discretion, to demonstrate, publish or publicize a description of the Licensed Technology and any results of research conducted by the University with the Licensed Technology, subject to the provisions of clauses (b) and (c) below.

         (b) Should the University desire to disclose publicly, in writing or by oral presentation, Confidential Information related to the Licensed Technology for which a patent application has not been filed, the University shall notify Licensee in writing of its intention at least forty-five (45) days before such disclosure. The University shall include with such notice a description of the oral presentation or, in the case of a manuscript or other proposed written disclosure, a current draft of such written disclosure. Licensee may request the University, no later than forty-five (45) days following the receipt of the University's notice, to file a patent application, copyright or other filing related to such Invention. All such filings shall be subject to the provisions of Section 7.1 of this Agreement. Upon receipt of such request, the University shall arrange for a short delay in publication, not to exceed sixty (60) days, to permit filing of a patent or other application by the University, or if the University declines to file such application, to permit Licensee to make such a filing.

         (c) If the University desires to demonstrate, publish or publicize Confidential Information related to the Licensed Technology that is not patentable in the United States, and Licensee objects to such proposed disclosure within the time period specified in clause (b) above, the parties will negotiate in good faith to determine whether the proposed disclosure can be modified or withheld, consistent with the objectives of each party. In no event shall the University be prohibited from proceeding with any such publication, provided it has abided by the provisions of this Agreement regarding disclosure.

         8.3 Use of Name. Nothing contained in this Agreement shall be construed as conferring any right to use any name, trade name, trademark, or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing), or the name of any trustee, director, officer or employee thereof, without the express prior written approval of the affected party, except where, upon advice of counsel, such use is required to comply with any law or regulation of a governing body having jurisdiction over a party or over the making, using or selling of a Licensed Product or practice of the Licensed Method. Each party hereto further agrees not to use or refer to this Agreement or any license granted hereunder in any promotional activity associated with Licensed Products, without the express prior written approval of the other party, provided however that Licensee shall be permitted to refer to this Agreement and the license granted hereunder in discussions or negotiations with other corporations or businesses (or persons representing such businesses) with which it contemplates entering a business relationship.

         8.4 Injunctive Relief. Because damages at law may be an inadequate remedy for breach of any of the covenants, promises and agreements contained in

Section 8.1 hereof, the University shall be entitled to injunctive relief in any state or federal court located within the Eastern District of Pennsylvania, including specific performance or any order enjoining the breaching party from any threatened or actual breach of such covenants, promises or agreements. Licensee hereby waives any objection it may have to the personal jurisdiction or venue of any such court with respect to any such action. The rights set forth in this Section 8.4 shall be in addition to any other rights which the University may have at law or in equity.

                                   ARTICLE IX
                              TERM AND TERMINATION

         9.1 Term. This Agreement and the license granted herein shall commence on the Effective Date and shall continue, subject to earlier termination under Sections 9.2 or 9.3 hereof, for the duration of Licensee's royalty obligations to the University pursuant to Article III.

         9.2 Termination by the University.

     (a) Upon the occurrence of any of the events set forth below ("Events of Default"), the University shall have the right to terminate this Agreement by giving written notice of termination, such termination effective in accordance with the terms of each subparagraph below:

          (i) nonpayment of any amount payable to the University that is continuing ninety (90) calendar days after the University gives Licensee written notice of such nonpayment;

          (ii) breach by Licensee of any covenant (other than a payment breach referred to in clause (i) above) or any material representation or warranty contained in this Agreement that is continuing forty-five (45) calendar days after the University gives Licensee written notice of such breach;

          (iii) Licensee fails to comply with the terms of the license granted under Section 2.1 hereof and such noncompliance is continuing sixty (60) calendar days after the University gives Licensee notice of such noncompliance;

          (iv) Licensee becomes subject to a Bankruptcy Event;

          (v) the dissolution or cessation of operations by Licensee.

     (b) No exercise by the University of any right of termination shall constitute a waiver of any right of the University for recovery of any monies then due to it hereunder or any other right or remedy the University may have at law or under this Agreement.

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


         9.3 Termination by Licensee. Licensee shall have the right to terminate this Agreement, at any time and with or without cause, upon 180 days' written notice to the University.

         9.4 Rights and Duties Upon Termination. Within thirty (30) days after termination of this Agreement, each party shall return to the other party any Confidential Information of the other party. Licensee shall provide the University with a written inventory of all Licensed Products in process of manufacture or in stock, and Licensee (and its Affiliates and sublicensees) shall have the privilege of disposing of such Licensed Products within a period of one hundred eighty (180) days thereafter; provided, however, that Licensee shall pay royalties on any Net Sales of such Licensed Products at the rate and at the time herein provided and shall render reports thereon in the manner herein provided.

         9.5 Sublicenses. Any sublicenses granted by Licensee under Section 2.2 of this Agreement may survive termination in accordance with the terms of such sublicense if so requested by the University and if the sublicensee agrees, in which event the sublicense shall be assigned to the University.

         9.6 Provisions Surviving Termination. Licensee's obligation to pay any royalties accrued but unpaid prior to termination of this Agreement shall survive such termination. In addition, Sections 2.3, 7.1, 8.1, 8.3, 9.4, 9.5, 9.6, 9.7, 10.1, 10.5 and Articles 5 and 6 and any other provisions required to interpret the rights and obligations of the parties arising prior to the termination date shall survive expiration or termination of this Agreement.

         9.7 Notification and Authorization under Drug Price Competition and Patent Term Restoration.

         (a) The University shall notify Licensee of (i) the issuance of each U.S. patent included within the Licensed Patents, giving the date of issue and patent number for each such patent, and (ii) each notice pertaining to any patent included within the Licensed Patents which it receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act (the "Act"), including but not limited to notices pursuant to section 101 and 103 of the Act from persons who have filed an abbreviated NDA or a "paper" NDA. Such notices shall be given promptly, but in any event within ten (10) days of each such patent's date of issue or receipt of each such notice pursuant to the Act, whichever is applicable.

         (b) The University hereby authorizes Licensee to include in any NDA for a Licensed Product, as Licensee may deem appropriate under the Act, a list of patents included within the Licensed Patents identifying the University as patent owner that relate to such Licensed Product and such other information as is required to be filed pursuant to the Act. The University agrees as patent owner under the Act to apply for an extension of the term of any patent included within the Licensed Patents, as patent owner under the Act, upon request by and at the

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


expense of Licensee. The University also agrees to execute such documents and take such additional action as the U.S. Patent and Trademark Office or U.S. Food and Drug Administration may require in connection therewith; provided however, that the University's reasonable costs in connection with this Section
9.7 are reimbursed by Licensee.

                                    ARTICLE X
                              ADDITIONAL PROVISIONS

         10.1     Arbitration.

         (a) All disputes arising between the University and Licensee under this Agreement shall be settled by arbitration conducted in the English language in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. Any arbitration proceeding instituted by either party under this Agreement shall be brought in a neutral territory agreeable to both parties.

         (b) Any award rendered by the arbitrators shall be final and binding upon the parties hereto. Judgment upon the award may be entered in any court of record of competent jurisdiction. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared unless the arbitrators assess as part of their award all or any part of the arbitration expenses of one party (including reasonable attorneys' fees) against the other party.

         (c) Each party irrevocably and unconditionally consents to the jurisdiction of any such proceeding and waives any objection that it may have to personal jurisdiction or the laying of venue of any such proceeding.

         10.2 Assignment. No rights hereunder may be assigned by either party, directly or by merger or other operation of law, without the express written consent of the other party; provided, however, that a merger, consolidation, sale of assets or other transaction in which the control of Licensee [with respect to the Licensed Technology is transferred] shall not be deemed an assignment of this Agreement that requires University approval. Any prohibited assignment of this Agreement or the rights hereunder shall be null and void. No assignment by Licensee shall relieve Licensee of responsibility for the performance of any accrued obligations which it has prior to such assignment. This Agreement shall inure to the benefit of permitted assigns of the assigning party.

         10.3 No Waiver. A waiver by either party of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

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


         10.4 Independent Contractor. Nothing herein shall be deemed to establish a relationship of principal and agent between the University and Licensee, nor any of their agents or employees for any purpose whatsoever. This Agreement shall not be construed as constituting the University and Licensee as partners, or as creating any other form of legal association or arrangement which could impose liability upon one party for the act or failure to act of the other party.

         10.5 Notices. Any notice under this Agreement shall be sufficiently given if sent in writing by prepaid, first class, certified or registered mail, return receipt requested, addressed as follows:

if to the University, to:
                  Office of Corporate Programs & Technology
                  University of Pennsylvania
                  Suite 419, 133 South 36th Street
                  Philadelphia, PA 19104
                  Attn:    Steven Sammut, Director

with copy to:
                  Office of the General Counsel
                  University of Pennsylvania
                  110 College Hall
                  Philadelphia, PA 19104
                  Attn:    General Counsel

if to Licensee, to:
                  Genta Incorporated
                  10955 John J. Hopkins Drive
                  San Diego, CA 92121
                  Attn:    Kameron Maxwell

with copy to:
                  Thomas E.  Sparks, Jr., Esq.
                  Pillsbury, Madison & Sutro
                  235 Montgomery Street
                  P.O. Box 7880 San Francisco, CA 94120

or to such other addresses as may be designated from time to time by notice given in accordance with the terms of this Section.

         10.6 Entire Agreement. This Agreement, the Research Agreement of even date herewith, and the Attachments to each Agreement embody the entire understanding between the parties relating to the subject matter hereof and supersede all prior understandings and agreements, whether written or oral. In the event of any inconsistency or conflict between specific provision(s) of this

Agreement and the Research Agreement, the relevant provision(s) of this Agreement shall prevail. This Agreement may not be varied except by a written document signed by duly authorized representatives of both parties.

         10.7 Severability. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or unenforceability of any of the terms of this Agreement in any other jurisdiction.

         10.8 Headings. Any headings and captions used in this Agreement are for convenience of reference only and shall not affect its construction or interpretation.

         10.9 No Third Party Benefits. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

         10.10 Governing Law. This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Delaware, without giving effect to conflict of law provisions.

         10.11 Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this License Agreement as of the date first above written.

                                  THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

                                  By: /s/ Stephen M. Sammut
                                      ------------------------------------------
                                      Name:    Stephen M. Sammut
                                      Title:   Director, Center to Technology
                                               Transfer

                                  GENTA INCORPORATED

                                  By: /s/ Thomas H. Adams
                                      ------------------------------------------
                                      Name:    Thomas H. Adams
                                      Title:   Chief Executive Officer


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